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                                                                     EXHIBIT 5.1


                                                   June 24, 1998


AMRESCO, INC.
700 North Pearl Street
Suite 2400, LB 342
Dallas, Texas 75201-7424


         Re: Registration on Form S-3 of 1,180,221 shares of Common Stock, par value $0.05 per share, of AMRESCO, INC.


Gentlemen:

         I am general counsel of AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the registration and sale of up to 1,180,221 shares of Common Stock, par value $0.05 per share, of the Company (the "Shares") to be sold by the Selling Shareholders described in the Prospectus constituting a part of the Registration Statement on Form S-3 to which this opinion is an exhibit (the "Selling Shareholders") following conversion of the Company's Convertible Promissory Note to be issued by the Company to Independence Funding Company, LLC and the Company's Convertible Promissory Note to be issued by the Company to Telecapital, L.P.
(collectively, the "Notes").

         I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based on the foregoing, I am of the opinion that the Selling Shareholders' Shares are duly authorized and, when issued in accordance with the terms of the Notes and sold by the Selling Shareholders as described in the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, I have relied as to certain factual matters upon certificates of officers of the Company, the Selling Shareholders and public officials, and I have not independently checked or verified the accuracy of the statements contained therein.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Registration Statement on Form S-3 relating to the Shares and any amendments thereto filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                     Very truly yours,

                                                     /s/ L. Keith Blackwell

                                                     L. Keith Blackwell
                                                     General Counsel